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                                     [LOGO]
                                  THE HARTFORD

AMENDMENT

GENERAL

As of the Date of Issue of this Policy, Our underwriting review of the Insured has not yet been completed by Us and any Riders for other benefits applied for on the Application for Life Insurance ("Application") and not shown in the Additional Benefits and Riders section of the Policy have not yet been issued by Us. "Insured" means both Insureds named in the Application for a last survivorship policy.

Our underwriting review of the Insured and our Final Underwriting Determination will be performed by Us in good faith and in a non-discriminatory manner using Our underwriting guidelines and insurability rules.

During Our underwriting review, We may rescind the Policy if We find insufficient insurable interest exists in the life of the Insured based on Our underwriting guidelines and insurability rules. If this occurs, coverage under the Policy will no longer be in force and the Policy will terminate as described under the Policy Termination provision of this Amendment. In this event, Our liability will be limited to a refund of the total premiums paid for the Policy.

FINAL UNDERWRITING DETERMINATION

Upon completion of Our underwriting review, if We have not terminated Your Policy, We will issue a Policy Endorsement reflecting the Insured's final Insurance Class. The Policy Endorsement will reflect any other changes to the Policy that are required based on our Final Underwriting Determination, including but not limited to, Cost of Insurance and other Policy charges, Initial Face Amount, Death Benefit Option, and any No Lapse Guarantee Premium. The Policy Endorsement will also include any other changes in coverage from that applied for on the Application as requested by You, such as changes in Planned Premium, Initial Face Amount, or Death Benefit Option. In addition, any applied-for Riders approved by Us and not shown in the Additional Benefits and Riders section of the Policy will be issued by Us at this time. Additional premium may be required upon delivery of the Policy Endorsement.

OTHER POLICY TRANSACTIONS

Policy Loans, Withdrawals or any option to continue the Policy as reduced paid up will not be available during Our underwriting review until the date We receive In Good Order Your acceptance of the Policy Endorsement described above and all other necessary delivery requirements.

THE FOLLOWING PROVISIONS OF THE POLICY ARE AMENDED AS FOLLOWS:

RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE INSURANCE PRODUCER FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS FOLLOWING THE DATE OF YOUR SIGNED ACCEPTANCE OF THE POLICY ENDORSEMENT DESCRIBED HEREIN. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE INSURANCE PRODUCER FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

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POLICY TERMINATION

The Policy, including this Amendment, will terminate on the earliest of the following events:

1. [120] days after the Policy's Date of Issue if a required and requested medical exam, lab test, application interview, medical report, or any other requested underwriting requirement, has not been received by Us;

2. the date We mail You a Policy termination notice due to Our determination that insufficient insurable interest exists in the life of the Insured;

3.   the date the Right To Examine Policy provision is exercised by You;

4.   Your surrender of the Policy;

5. the end of the Policy Grace Period when premiums sufficient to keep the Policy from terminating are not paid;

6. forty-five days after We send to You the Policy Endorsement described in this Amendment if we have not received Your signed acceptance of such Endorsement; or

7.   the date the Insured dies.

In the case of Policy Termination as described in 1., 2. and 6. above, Our liability will be limited to a refund of the total premiums paid for the Policy. In the case of Policy Termination as described in 3. above, Our liability will be limited as described in the Right to Examine Policy provision on Page 1 of this Amendment.

THE FOLLOWING DEFINED TERM IS HEREBY ADDED TO THE POLICY:

IN GOOD ORDER

"In Good Order" means We have everything that We need to properly process a transaction. This may include proper completion of certain forms, valid instructions and authorization or other administrative requirements.

In the event any of the provisions of this Amendment conflict with any applicable provisions of the Policy, the provisions of this Amendment will control. This Amendment is part of the Policy to which it is attached and, except as noted above, it is subject to all of the terms, conditions and limitations of the Policy. All other terms and provisions of the Policy remain unchanged.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

          [

                      /s/ Terence Shields
                      TERENCE SHIELDS, CORPORATE SECRETARY]

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                                     [LOGO]
                                  THE HARTFORD

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                [P.O. BOX 64271, ST. PAUL, MINNESOTA 55164-0271]

                            BINDING PREMIUM RECEIPT

DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this Receipt.

APPLICATION means an Application for Life Insurance.

PRIMARY INSURED means "Proposed Insured 1" named in the Application or "Proposed Insured 1" and "Proposed Insured 2" named in the Application for a survivorship policy.

WE, OUR, US means the Hartford Life and Annuity Insurance Company and YOU, YOUR means the individual or individuals (for survivorship policies) applying for the life insurance policy.

DESCRIPTION OF COVERAGE

Provided You meet all of the Conditions for Coverage described below, We agree to provide coverage under this Receipt for the Primary Insured effective on the date it is signed by You.

CONDITIONS FOR COVERAGE UNDER THIS RECEIPT

This Receipt shall not become effective and there shall be no coverage under this Receipt, unless each and every condition set forth below is satisfied. If each and every condition set forth below is satisfied, coverage under this Receipt shall become effective on the date this Receipt is signed by You:

1.   QUESTIONS 1 THROUGH 8 SET FORTH BELOW ARE EACH ANSWERED "NO";

2. all answers to each question set forth below are correct, complete and true;

3. the total death benefit amount as applied for in the Application together with the total death benefit amount under any other policies applied for or in-force with Us or any affiliated company on the life of the Primary Insured, is less than [$2,000,000];

4. an Application has been completed as of the same date this Receipt is signed;

5. the applied for policy is not an "employer-owned life insurance contract" under Internal Revenue Code Section 101(j); and

6. We receive no less than the first full modal premium for the mode selected on the Application.

AMOUNT OF LIFE INSURANCE COVERAGE UNDER THIS RECEIPT

If death of the Primary Insured occurs while this Receipt is in effect, We will pay the death benefit to the beneficiary designated in the Application.

LIMITATIONS OF COVERAGE UNDER THIS RECEIPT

1. This Receipt provides coverage only for the Primary Insured. THIS RECEIPT DOES NOT PROVIDE COVERAGE FOR ANY OTHER PROPOSED INSUREDS, INCLUDING, BUT NOT LIMITED TO, OTHER PROPOSED INSUREDS UNDER TERM INSURANCE RIDERS AND CHILD RIDERS;

2. This Receipt does not provide coverage in the event of death of only one Proposed Insured for survivorship policies;

3. This Receipt does not provide coverage if a Proposed Insured is age [66] or older on his/her birthday nearest the date this Receipt is signed;

4. This Receipt provides coverage in the event of death of the Primary Insured. It does not provide any coverage for OTHER BENEFITS WHICH MAY BE APPLIED FOR, including but not limited to, accelerated death benefits, disability income benefits, or accidental death benefits;

5. There is no coverage under this Receipt if the Primary Insured dies by suicide. In such event, Our liability will be limited to a refund of the total premium paid for the Policy; and

6. MATERIAL MISREPRESENTATIONS OR FRAUD IN THE ANSWERS TO THE QUESTIONS SET FORTH BELOW OR IN THE APPLICATION OR IF WE DETERMINE THAT INSUFFICIENT INSURABLE INTEREST EXISTS IN THE LIFE OF THE INSURED BASED ON OUR UNDERWRITING GUIDELINES, WILL INVALIDATE THIS RECEIPT AND MAY BE THE BASIS FOR DENIAL OF BENEFITS UNDER, OR RESCISSION OF, THIS RECEIPT AND THE APPLIED FOR POLICY. In this event, Our liability will be limited to a refund of the total premium paid for the Policy.

BENEFITS WILL NOT BE PAID BOTH UNDER THIS RECEIPT AND UNDER THE APPLIED FOR POLICY. IF BENEFITS ARE PAYABLE UNDER THIS RECEIPT, THEN NO BENEFIT RELATING TO THE DEATH OF THE PRIMARY INSURED WILL BE PAYABLE UNDER THE APPLIED FOR POLICY.

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IF ANY ANSWER TO QUESTIONS 1 THROUGH 8 SET FORTH BELOW ARE "YES" OR ANY QUESTION
IS LEFT BLANK, IS INCORRECT, INCOMPLETE OR UNTRUE, NO COVERAGE WILL TAKE EFFECT UNDER THIS RECEIPT AND THE TOTAL PREMIUM PAID FOR THE POLICY WILL BE REFUNDED.

THE ANSWERS TO THE QUESTIONS BELOW APPLY TO THE PRIMARY INSURED. IN THE EVENT A SURVIVORSHIP POLICY IS APPLIED FOR, "PRIMARY INSURED" MEANS "PROPOSED INSURED 1" AND "PROPOSED INSURED 2" NAMED IN THE APPLICATION.

HAS THE PRIMARY INSURED:

1. / /Yes / /No     within the last 6 months*:

        - been admitted to or treated at a hospital or other medical facility for more than 24 hours; or

        - been advised to be admitted to or treated at a hospital or other medical facility; or

        -   had surgery performed or recommended; or

        - had an unintentional loss of 10 pounds or more of his/her body weight; or

        -   had:

                     a)  any medical testing (excluding HIV testing);
                     b)  a medical evaluation by a health care provider;
                     c) testing or evaluation recommended for which a final diagnosis has not been determined (excluding HIV testing)?

        *excluding: pregnancy or childbirth; routine annual physicals where all results and tests were within normal limits; acute minor injuries like broken bones, sprains or cuts; acute seasonal illnesses like a flu, virus, allergies or colds; visits for prescription renewals.

2. / /Yes / /No     ever had or been treated for, or ever been (or currently are being) evaluated for or advised to seek an evaluation for:

        -   Cancer

        -   Kidney failure

        -   Organ transplant

        -   Cardiac arrest

        -   Heart surgery

        -   An implanted defibrillator

        -   Hepatitis C

        -   Progressive muscular or neurologic disease

        -   Alzheimer's disease or dementia

        -   Stroke

        -   Cardiomyopathy or congestive heart failure, or

        -   Any lung or breathing disorder requiring oxygen

3. / /Yes / /No     ever had, been treated for or had treatment recommended by a health care provider for:

        -   Immune System Disease;

        -   Human Immunodeficiency Virus (HIV) Infection; or

        -   Acquired Immune Deficiency Syndrome (AIDS)?

4. / /Yes / /No     in the last 5 years:

        - been advised by a health care provider to cease or limit excessive alcohol consumption;

        -   been treated or had treatment recommended for alcohol or drug abuse;

        - been convicted of driving under the influence of alcohol and/or drugs;

        -   had your license suspended or revoked or have violations pending;

        - used any illegal drug or prescription drug that was not prescribed for you by a health care provider or used a drug prescribed to you other than as prescribed?

5. / /Yes / /No     ever been convicted of, pleaded guilty or no contest to any felony violation or have current charges outstanding?

6. / /Yes / /No     ever had a Life or Health insurance application or inquiry rejected, declined or postponed?

DOES THE PRIMARY INSURED:

7. / /Yes / /No     plan to travel or reside outside of the U.S. for 6 or more months within the next 24 months, or plan to travel to or reside for any length of time in any of the following regions or countries:
                    [Africa; Cuba; Middle East; North Korea; Southeast Asia
                    (except Singapore); or Venezuela]?

8. / /Yes / /No     plan to participate in any of the following activities:

        -   Scuba diving 150 feet or more below surface; or

        - mountain climbing at heights greater than 20,000 feet or requiring oxygen; or

        -   professional auto racing or any drag racing; or

        - aerobatic flying, test flying, flying experimental aircraft or any record flying attempts; or

        -   base jumping?

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THE QUESTION SET FORTH BELOW MUST BE ANSWERED IF THE LIFEACCESS ACCELERATED
BENEFIT RIDER, LIFEACCESS CARE RIDER, OR LONG TERM CARE RIDER IS APPLIED FOR ON THE APPLICATION. IF THIS QUESTION IS ANSWERED "NO", COVERAGE UNDER THE RIDER WILL BECOME EFFECTIVE ON THE SAME DAY THE APPLIED FOR POLICY TAKES EFFECT, IF ISSUED. IF THIS QUESTION IS ANSWERED "YES" OR LEFT BLANK, NO COVERAGE UNDER THE RIDER WILL TAKE EFFECT AND WE WILL CONTINUE OUR UNDERWRITING REVIEW TO DETERMINE INSURABILITY FOR THE RIDER.

/ /Yes / /No        Has the Primary Insured ever had or been treated for, or
                    ever been (or currently being) evaluated for or advised to seek an evaluation for: a cognitive disorder or an inability to perform any Activities of Daily Living (bathing, continence, eating, toileting, dressing, or transferring);
                    or
                    in the past 2 years, had difficulty ambulating or used an ambulatory aid?

WHEN THE BINDING PREMIUM RECEIPT TERMINATES

If this Receipt becomes effective, coverage under this Receipt will terminate on the earliest of the following to occur:

       1. the date the Policy takes effect, in which case Your initial premium payment will be applied to the policy as of the policy's effective date;

       2. the date of death of the covered Primary Insured, in which case We will pay the death benefit to the beneficiary designated in the Application;

       3. the date We mail a notice of termination of this Receipt to the Proposed Policyowner at the address set forth in the Application;

       4. the date We receive Your written request to terminate coverage under this Receipt; or

       5.   14 days after the date this Receipt is signed by you.

In the case of 3, 4, and 5. above, Our liability will be limited to a refund of the total premium paid for the policy.

No insurance producer or other company representative may waive or modify the answer to any question in the Application or modify the terms or conditions of this Receipt.

DECLARATIONS AND SIGNATURES

Each of the undersigned declares, understands and agrees that:

- The answers provided above are complete and true to the best of his/her knowledge and belief.

- The statements and answers set forth in this Receipt are made a part of the Application for Life Insurance and are the basis for any Receipt or life insurance policy that may be issued. Owner, if not a Primary Insured, adopts and ratifies such statements and answers.

- If the answers to the Questions contained in this Receipt or Application are incorrect, incomplete or untrue, the Company will have the right to deny benefits under, or rescind, this Receipt or the applied for Policy.

- A copy of this Receipt shall be attached to and made a part of the policy, if issued.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO HARTFORD LIFE AND ANNUITY INSURANCE COMPANY. DO NOT MAKE CHECK(S) PAYABLE TO THE INSURANCE PRODUCER OR LEAVE THE PAYEE BLANK.

X                                        DATE:
    -----------------------------------         ----------

SIGNATURE OF PROPOSED INSURED 1

X                                        DATE:
    -----------------------------------         ----------

SIGNATURE OF PROPOSED INSURED 2

X                                        DATE:
    -----------------------------------         ----------

SIGNATURE OF PROPOSED POLICY OWNER (IF OTHER THAN THE PROPOSED INSURED(S))

RECEIPT OF PAYMENT A premium payment of $          has been submitted with the
Application. Any check or draft is received subject to collection, and, if it is not honored when presented for payment, no coverage will take effect under this Receipt.

X                                        DATE:
    -----------------------------------         ----------

Signature of Licensed Insurance Producer

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